EXHIBIT 10.70

                                                21st January, 1998

Peter Berg, Chairman
Galacticomm Technologies, Inc.
4101 S.W. 47 Avenue, Suite 101
Ft. Lauderdale, Florida 33314

Peter Berg, Chairman
c/o Galacticomm Technologies, Inc.
4101 S.W. 47 Avenue, Suite 101
Ft. Lauderdale, Florida 33314

Yannick Tessier
c/o Galacticomm Technologies, Inc.
4101 S.W. 47 Avenue, Suite 101
Ft. Lauderdale, Florida 33314

         RE: SECURED CONVERTIBLE PROMISSORY NOTE (THE "NOTE") OF GALACTICOMM TECHNOLOGIES, INC., F/K/A I-VIEW SOFTWARE, INC. (THE "COMPANY"), PAYABLE TO KENWORTHY INVESTMENTS LIMITED IN THE PRINCIPAL AMOUNT OF $1,250,000.

Gentlemen:

This letter constitutes written demand for conversion of the principal amount due under the Note into shares of the Company's common stock, effective as of December 31, 1997. The conversion of such principal amount will result in the issuance to Kenworthy Investments Limited ("Kenworthy") of 488,488 shares of the Company's common stock.

This letter also serves as an offer to convert the interest accrued through December 31, 1997 on the Note into shares of the Company's common stock at the conversion price referenced in Section 1(d) of the Note, as adjusted pursuant to
Section 6 of the Note. The conversion of such accrued interest will result in the issuance to Kenworthy of an additional 55,407 shares of the Company's common stock.


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Galacticomm Technologies, Inc.
Peter Berg
Yannick Tessier
21st January, 1998
Page 2

Kenworthy is willing to convert the interest accrued under the Note into 55,407 shares of the Company's common stock, provided that the Company agrees to the following modification to the Stock Purchase Agreement, dated November 21, 1996, as amended on September 8, 1997, among the Company, Peter Berg, Yannick Tessier and Kenworthy, the assignee of Hemingfold Investments, Ltd.'s rights thereunder:

For so long as Kenworthy beneficially owns (as such term is defined in Rule 13(d)-3 of the Securities Exchange Act of 1934) 20% or more of the Company's outstanding common stock, Peter Berg and Yannick Tessier hereby agree to vote all their shares of the Company's common stock to elect: (a) one person nominated by Kenworthy to the Company's board of directors (the "Board"); and
(b) upon the earlier to occur of (i) the date on which the Company's registration statement regarding the initial public offer of its securities is declared effective by the Securities and Exchange Commission or (ii) March 31, 1998, three persons nominated by Kenworthy to the Board. Kenworthy acknowledges and agrees that Claus Stenback, who is already a member of the Board, shall count as one of the two Kenworthy nominees for election to the Board.

In order to induce the Company to enter into this letter agreement, Kenworthy hereby represents and warrants to the Company the following:

(a) Kenworthy is acquiring the shares of the Company's common stock to be received pursuant to this letter for its own account and for investment and not with a view towards, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares;

(b) Kenworthy acknowledges that: (i) it has had an opportunity to visit with the Company and meet its officers and other representatives to discuss the Company's business, assets, liabilities, financial condition, cash flow and operations; and (ii) any materials requested by Kenworthy have been provided to Kenworthy's reasonable satisfaction;

(c) Kenworthy has made its own independent examination, investigation, analysis and evaluation of the Company; and

(d) Kenworthy has undertaken such due diligence (including a review of the assets, liabilities, books, records and contracts of the Company) as Kenworthy deems adequate.


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Galacticomm Technologies, Inc.
Peter Berg
Yannick Tessier
21st January, 1998
Page 3

If the terms and conditions set forth in this letter are acceptable, please sign this letter in the spaces provided below and return an original signed copy of this letter to us.

                             Very truly yours,

                             Kenworthy Investments Limited

                             /S/ WILLIAM KENNEDY
                             ----------------------------------------------
                             William Kennedy, its Authorized Representative

Agreed to and Accepted:

Galacticomm Technologies, Inc.

/S/ PETER BERG
------------------------------
Peter Berg, Chairman & CEO



/S/ PETER BERG
------------------------------
Peter Berg, individually



/S/ YANNICK TESSIER
------------------------------
Yannick Tessier, individually